FIRST AMENDMENT TO CONSULTING AGREEMENT

This FIRST AMENDMENT TO CONSULTING AGREEMENT (“First Amendment”) dated June 6, 2022 (“Amendment Date”), amends the CONSULTING AGREEMENT (the “Agreement”) entered into by and between Philip Horlock (“Consultant”), and Blue Bird Corporation (“Company”), dated June 21, 2021.

Whereas, the Parties wish to amend the terms of the Agreement to modify the dates that Consultant will provide Consultant’s services and the dates that the Company will provide Compensation for the Consultant’s services, and;

Whereas, the Parties desire all other provisions and terms of the Agreement remain unchanged;

Now, therefore, by mutual agreement of the Parties, Section 2 of the Agreement, Term of Agreement, shall be amended as follows:

2.    Term of Agreement. The term of this Agreement will begin on the Engagement date and will continue until June 30, 2022, at which time the Consultant’s Services and the Compensation paid by the Company shall be temporarily suspended until December 31, 2022. Between July 1, 2022 and December 31, 2022 (the “Suspension Period”), Consultant shall not be obligated to provide any of the services to the Company contemplated by the Agreement and the Company shall owe no compensation to the Consultant for any such services, whether or not provided. Following the conclusion of the Suspension Period, commencing on January 1, 2023, the Agreement shall re-commence and shall continue through and until June 30, 2023. The parties may agree in writing to terminate this Agreement earlier, or to extend or modify the term of the Agreement at any time. Notwithstanding the foregoing, the term of this Agreement may be terminated by Consultant at anytime upon fifteen (15) days’ prior written notice to the Company. The period as defined in this section shall be referred to as the “Term.”

All other terms and conditions of the Agreement remain unmodified and unchanged, except wherein a conflict exists with this First Amendment, in which case the terms of this First Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the Amendment Date written above.

CONSULTANT:
/s/ Philip Horlock
Philip Horlock

COMPANY:
/s/ Matthew Stevenson
By:	Matthew Stevenson
Title:	Chief Executive Officer